CONSENT
EX-23.2

Exhibit 23.2

CONSENT

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form SB-2 to the Registration Statement on Form S-2 (File No. 333-122150) of Ambient Corporation of our opinion dated January 19, 2005, which is Exhibit 5.1 thereto and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of such Registration Statement, as amended.

/s/ Lawrence Kallaur
June 30, 2006